UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2010
First Trinity Financial Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1991436

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Employment Agreement
On June 7, 2010, First Trinity Financial Corporation entered into an employment agreement with its Chief Executive Officer, Gregg E. Zahn. For additional information related to the Employment agreement see item 5.02 and Exhibit 10.1 which is being filed with this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.
On June 7, 2010, First Trinity Financial Corporation (the “Company”) entered into a three year Employment Agreement (the “Agreement”) with Gregg E. Zahn, the Company’s Chief Executive Officer, (the “Employee”). Employee is currently employed as President and Chief Executive Officer.
Under the Agreement, the Employee will be employed for a period of thirty six months for a term commencing on May 1, 2010 and continuing for a period of thirty six months (36) through April 30, 2013, or the termination of this Agreement. Each May 1, beginning with May 1, 2011, the Employment agreement shall be automatically extended for successive one-year terms unless this Agreement is terminated. As compensation for all services rendered by the employee under this agreement, The Company will pay Employee a base salary of $ 18,750 per month. Employee is eligible for an annual bonus at the discretion of the compensation committee and the board of directors. In addition, Employee will be paid a vehicle allowance of $850.00 per month for using his personal vehicle for Business in lieu of reimbursement for Business Mileage. The Agreement also provides that the Company will reimburse Employee for business expenses and allows him to participate in its regular benefit programs.
Employee will be entitled to severance benefits. If the Employee’s employment is terminated for any reason other than cause or death or disability then the Employee is entitled to an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received. The Company will pay the Employee, within sixty (60) days of such termination, a lump sum severance payment equal to the unpaid balance of the annual base salary which would have been payable to Employee through the termination date and the Employee’s benefits and rights under any Benefit Plan, other than any basic health and medical benefit plan, shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.
The preceding description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Employment Agreement between First Trinity Financial Corporation and Gregg E. Zahn dated June 7, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation
Date: June 11, 2010	By:	/s/ Gregg Zahn
Gregg Zahn, President and Chief Executive Officer

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